As filed with the Securities and Exchange Commission on November 9, 2012

Registration No. 333-170074

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 2 to

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

The Howard Hughes Corporation

(Exact name of registrant as specified in governing instruments)

One Galleria Tower

13355 Noel Road, 22nd Floor

Dallas, Texas 75240

(214) 741-7744

(Address, including Zip Code and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Grant Herlitz

President

The Howard Hughes Corporation

One Galleria Tower

13355 Noel Road, 22nd Floor
Dallas, Texas 75240

(214) 741-7744

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to

Mark T. Goglia

Jones Day

2727 North Harwood Street

Dallas, Texas 75201-1515

Telephone: (214) 220-3939

Facsimile: (214) 969-5100

Approximate date of commencement of proposed sale to the public:

Not Applicable.  Deregistration of unsold securities.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

This Post-Effective Amendment No. 2 to Form S-11 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such a date as the Securities and Exchange Commission, acting pursuant to Section 8(c) may determine.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-11, as amended (No. 333-170074), filed on November 8, 2010 is being filed by The Howard Hughes Corporation (the “Company”) to deregister: (i) 19,029,757 shares of common stock of the Company, $0.01 par value per share (“Common Stock”), consisting of 4,037,691 shares of Common Stock issued pursuant to the investment agreements, 8,908,733 shares of Common Stock issued in connection with the separation and distribution and 6,083,333 shares of Common Stock issuable upon exercise of the warrants and (ii) 6,083,333 warrants to acquire Common Stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on November 9, 2012.

THE HOWARD HUGHES CORPORATION

By:	/s/ David R. Weinreb
	Name:	David R. Weinreb
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as indicated on November 9, 2012.

Signature	Title

*	Chairman of The Board of Directors
William Ackman

/s/ David R. Weinreb	Director and Chief Executive Officer
David R. Weinreb	(Principal Executive Officer)

/s/ Andrew C. Richardson	Chief Financial Officer
Andrew C. Richardson	(Principal Financial and Accounting Officer)

*	Director
Adam Flatto

*	Director
Jeffrey Furber

*	Director
Gary Krow

*	Director
Allen Model

*	Director
R. Scot Sellers

*	Director
Steven Shepsman

/s/ Burton M. Tansky	Director
Burton M. Tansky

/s/ Mary Ann Tighe	Director
Mary Ann Tighe

David R. Weinreb, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above-named directors and officers of The Howard Hughes Corporation, on this 9th day of November, 2012, pursuant to powers of attorney executed on behalf of such director and/or officer, incorporated by reference to Exhibit 24.1 to the Post Effective Amendment No. 1 to the Form S-11 filed on May 18, 2011.

*By	/s/ David R. Weinreb
David R. Weinreb
Attorney-in-fact

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